                                                                     Exhibit 4.5
                           SENIOR MANAGEMENT AGREEMENT


         THIS SENIOR MANAGEMENT AGREEMENT (this "AGREEMENT") is made as of June 29, 1998, between AppNet Systems, Inc., a Delaware corporation (the "CORPORATION") and Robert G. Harvey ("EXECUTIVE").

         As of the date of this Agreement, Executive owns 160,000 shares of the Company's Common Stock, par value $.0005 per share (the "CARRIED STOCK").

         The Company and Executive desire to enter into an agreement pursuant to which Executive will purchase, and the Company will sell, 180,000 shares of the Company's Common Stock, par value $.0005 per share, (the "ADDITIONAL STOCK"). The Carried Stock and the Additional Stock are collectively referred to as "EXECUTIVE STOCK." Certain definitions are set forth in Section 9 of this Agreement.

         The execution and delivery of this Agreement by the Company and Executive is a condition to the purchase of shares of Common Stock and shares of the Company's Class A Preferred Stock, par value $.01 per share (the "CLASS A PREFERRED") by Smart Technology, L.L.C. ("SMART TECHNOLOGY"), GTCR Golder Rauner, L.L.C., a Delaware limited liability company ("GTCR" and, together with Smart Technology, the "INVESTORS" and each an "INVESTOR") pursuant to a purchase agreement between the Company and the Investors dated as of the date hereof (the "PURCHASE AGREEMENT"). Certain provisions of this Agreement are intended for the benefit of, and will be enforceable by, the Investors.

         The parties hereto agree as follows:

                     PROVISIONS RELATING TO EXECUTIVE STOCK

         1. OWNERSHIP. Executive acknowledges that as of the date of this Agreement he owns beneficially and of record the Carried Stock free and clear of all liens and encumbrances.

         2. PURCHASE AND SALE OF ADDITIONAL STOCK.

                  (a) Upon execution of this Agreement, Executive will purchase, and the Company will sell, 180,000 shares of Common Stock at a price of $0.1055 per share. The Company will deliver to Executive the certificates representing such Executive Stock, and Executive will deliver to the Company a cashier's or certified check or wire transfer of funds in the aggregate amount of $90.00 and a promissory note in the form of ANNEX A attached hereto in an aggregate principal amount of $18,900.00 (the "EXECUTIVE NOTE"). Executive's obligations under the Executive Note shall be secured by a pledge of all of the shares of Common Stock purchased hereunder to the Company and in connection therewith, Executive shall enter into a pledge agreement in the form of ANNEX B attached hereto.

                  (b) Within 30 days after the date hereof, Executive will make an effective election with the Internal Revenue Service under Section 83(b) of the Internal Revenue Code and the regulations promulgated thereunder in the form of ANNEX C attached hereto.

                  (c) In connection with the purchase and sale of the Additional Stock hereunder, Executive represents and warrants to the Company that:

                           (i) The Additional Stock to be acquired by Executive
pursuant to this Agreement will- be acquired for Executive's own account and not with a view to, or intention of, distribution thereof in violation of the Securities Act, or any applicable state securities laws, and the Additional Stock will not be disposed of in contravention of the Securities Act or any applicable state securities laws.

                           (ii) Executive is an executive officer of the
Company, is sophisticated in financial matters and is able to evaluate the risks and benefits of the investment in the Additional Stock.

                           (iii) Executive is able to bear the economic risk of
his investment in the Additional Stock for an indefinite period of time because the Additional Stock has not been registered under the Securities Act and, therefore, cannot be sold unless subsequently registered under the Securities Act or an exemption from such registration is available.

                           (iv) Executive has had an opportunity to ask
questions and receive answers concerning the terms and conditions of the offering of Additional Stock and has had full access to such other information concerning the Company as he has requested.

                           (v) This Agreement constitutes the legal, valid and
binding obligation of Executive, enforceable in accordance with its terms, and the execution, delivery and performance of this Agreement by Executive does not and will not conflict with, violate or cause a breach of any agreement, contract or instrument to which Executive is a party or any judgment, order or decree to which Executive is subject.

                           (vi) Executive is a resident of the State of
Michigan.

                  (d) As an inducement to the Company to issue the Additional Stock to Executive, as a condition thereto, Executive acknowledges and agrees that neither the issuance of the Additional Stock to Executive nor any provision contained herein shall entitle Executive to remain in the employment of the Company and its Subsidiaries or affect the right of the Company to terminate Executive's employment at any time for any reason.

         3. REPURCHASE OPTION.

                  (a) In the event Executive ceases to be employed by the Company and its Subsidiaries for any reason (the "SEPARATION"), the Executive Stock (whether held by Executive or one or more of Executive's transferees, other than the Company) will be subject to repurchase, in each case at the option of the Company, the Investors and Ken S. Bajaj ("Bajaj") pursuant to the terms and conditions set forth in this Section 3(a) (the "REPURCHASE OPTION"). A percentage of the Executive Stock will be subject to repurchase at the Executive's Original Cost for such shares, calculated in accordance with the following schedule (the "ORIGINAL COST SHARES"):


                                DATE                                             PERCENTAGE OF EXECUTIVE STOCK
                                                                               TO BE REPURCHASED AT ORIGINAL COST
                                                                               ----------------------------------
Date of this Agreement until 1st Anniversary of this Agreement                               75%

Date immediately following 1st Anniversary of this Agreement until                           56.25%
2nd Anniversary of this Agreement

Date immediately following 2nd Anniversary of this Agreement until                           37.5%
3rd Anniversary of this Agreement

Date immediately following 3rd Anniversary of this Agreement until                           18.75%
4th Anniversary of this Agreement

Date immediately following 4th Anniversary of this Agreement and                              0%
thereafter



The purchase price for the remaining shares of Executive Stock shall be the Fair Market Value of such shares (the "FAIR MARKET VALUE SHARES"). In the event of any repurchase of Original Cost Shares, such repurchase shall first be satisfied from the Carried Stock and then from the Additional Stock.

                  (b) The Company may elect to purchase all or any portion of the Original Cost Shares and Fair Market Value Shares by delivering written notice (the "REPURCHASE NOTICE") to the holder or holders of the Executive Stock within 180 days after the Separation. The Repurchase Notice will set forth the number of Original Cost Shares and Fair Market Value Shares to be acquired from each holder, the aggregate consideration to be paid for such shares and the time and place for the closing of the transaction. The number of shares to be repurchased by the Company shall first be satisfied to the extent possible from the shares of Executive Stock held by Executive at the time of delivery of the Repurchase Notice. If the number of shares of Executive Stock then held by Executive is less than the total number of shares of Executive Stock which the Company has elected to purchase, the Company shall purchase the remaining shares elected to be purchased from the other holder(s) of Executive Stock under this Agreement, pro rata according to the number of shares of Executive Stock held by such other holder(s) at the time of delivery of such Repurchase Notice (determined as nearly as practicable to the nearest share). The number of Original Cost Shares and Fair Market Value Shares to be repurchased hereunder will be allocated among Executive and the other holders of Executive Stock (if any) pro rata according to the number of shares of Executive Stock to be purchased from such person.

                  (c) If for any reason the Company does not elect to purchase all of the Executive Stock pursuant to the Repurchase Option, the Investors and Bajaj shall be entitled to exercise the Repurchase Option for all or any portion of the shares of Executive Stock the Company has not elected to purchase (the "AVAILABLE SHARES"). As soon as practicable after the Company has determined that there will be Available Shares, but in any event within 150 days after the Separation, the Company shall give written notice (the "OPTION NOTICE") to the Investors and Bajaj setting forth the number of Available Shares and the purchase price for the Available Shares. The Investors and Bajaj may elect to purchase any' or all of the Available Shares by giving written notice to the Company within one month after the Option Notice has been given by the Company. If the Investors and Bajaj elect to purchase an aggregate number of shares greater than the number of Available Shares, the Available Shares shall be allocated among the Investors and Bajaj based upon the number of shares of Common Stock owned by each Investor and Bajaj on a fully diluted basis (excluding, in the case of Bajaj, shares owned by him that are subject to repurchase at cost). As soon as practicable, and in any event within ten days, after the expiration of the one-month period set forth above, the Company shall notify each holder of Executive Stock as to the number of shares being purchased from such holder by the Investors and Bajaj (the "SUPPLEMENTAL REPURCHASE NOTICE"). At the time the Company delivers the Supplemental Repurchase Notice to the holder(s) of Executive Stock, the Company shall also deliver written notice to the Investors and Bajaj setting forth the number of shares the Investors and Bajaj are entitled to purchase, the aggregate purchase price and the time and place of the closing of the transaction. The number of Original Cost Shares and Fair Market Value Shares to be repurchased hereunder shall be allocated among the Company, the Investors and Bajaj pro rata according to the number of shares of Executive Stock to be purchased by each of them. Notwithstanding the foregoing, the Investors and Bajaj shall not exercise their Repurchase Option as to the Original Cost Shares pursuant to this Section 3(c) if the Company has sufficient assets to fully exercise its Repurchase Option as to the Original Cost Shares but has not exercised such right. Furthermore, if the Investors and Bajaj repurchase any Original Cost Shares, they shall contribute such Original Cost Shares to the Company in exchange for a promissory note from the Company with an aggregate principal amount equal to the purchase price paid for such shares, bearing interest (payable quarterly) at a rate per annum equal to the prime rate as published in the WALL STREET JOURNAL from time to time, and having a term of no longer than five years.

                  (d) The closing of the purchase of the Executive Stock pursuant to the Repurchase Option shall take place on the date designated by the Company in the Repurchase Notice or Supplemental Repurchase Notice, which date shall not be more than one month nor less than five days after the delivery of the later of either such notice to be delivered. The Company will pay for the Executive Stock to be purchased by it pursuant to the Repurchase Option by first offsetting amounts outstanding under any bona fide debts owed by Executive to the Company and will pay the remainder of the purchase price by, at its option,
(A) a check or wire transfer of funds, (B) a check or wire transfer of funds for at least one-third of the purchase price, and a subordinate note or notes payable in two equal annual installments beginning on each of the first and second anniversary of the closing of such purchase and bearing interest (payable quarterly) at a rate per annum equal to the prime rate as published in THE WALL STREET JOURNAL from time to time in the aggregate amount of the remainder of the purchase price for such shares. The Investors and Bajaj will pay for the Executive Stock purchased by it by a check or wire transfer of funds. The Company, the Investors and Bajaj will be entitled to receive customary representations and warranties from the sellers regarding such sale and to require that all sellers' signatures be guaranteed.

                  (e) Notwithstanding anything to the contrary contained in this Agreement, all repurchases of Executive Stock by the Company shall be subject to applicable restrictions contained in the Delaware General Corporation Law and in the Company's and its Subsidiaries' debt and equity financing agreements. If any such restrictions prohibit the repurchase of Executive Stock hereunder which the Company is otherwise entitled or required to make, the Company may make such repurchases as soon as it is permitted to do so under such restrictions.

                  (f) Notwithstanding anything to the contrary contained in this Agreement, if the Executive delivers the notice of objection described in the definition of Fair Market Value, or if the Fair Market Value of a Fair Market Value Share is otherwise determined to be an amount more than 10% greater than the per share repurchase price for Fair Market Value Shares originally determined by the Board, each of the Company, the Investors and Bajaj shall have the right to revoke its or their exercise of the Repurchase Option for all or any portion of the Executive Stock elected to be repurchased by it by delivering notice of such revocation in writing to the holders of the Executive Stock during (i) the thirty-day period beginning on the date the Company, the Investors and Bajaj receive Executive's written notice of objection and (ii) the thirty-day period beginning on the date the Company, the Investors and Bajaj are given written notice that the Fair Market Value of a Fair Market Value Share was finally determined to be an amount more than 10% greater than the per share repurchase price for Fair Market Value Shares originally determined by the Board

                  (g) The provisions of this Section 3 shall terminate upon the consummation of a Sale of the Company.

         4. RESTRICTIONS ON TRANSFER OF EXECUTIVE STOCK.

                  (a) RETENTION OF EXECUTIVE STOCK. Until the fifth anniversary of the date of this Agreement, Executive shall not sell, transfer, assign, pledge or otherwise dispose of any interest in any shares of Executive Stock, except pursuant to: (i) a Sale of the Company, (ii) Section 3 of this Agreement,
(iii) Section 4 of the Stockholders Agreement, (iv) a sale described in clause
(i) of the definition of "PUBLIC SALE," or (v) after a Public Offering, upon any sale by the Investors or an Affiliate of the type described in clause (ii) of the definition of "PUBLIC SALE" (a "RULE 144 SALE"), to the extent of the lesser of (a) the number of shares of Executive Stock held by Executive that are not subject to repurchase at Original Cost and (b) the number of shares of Executive Stock held by Executive multiplied by a fraction, the numerator of which is the number of shares of Common Stock sold by the Investors and their Affiliates in the Rule 144 Sale and the denominator of which is the total number of shares of Common Stock held by the Investors and their Affiliates immediately if prior to such sale.

                  (b) CERTAIN PERMITTED TRANSFERS. The restrictions in this
Section 4 will not apply with respect to (i) transfers of shares of Executive Stock pursuant to applicable laws of descent and distribution or (ii) transfer of shares of Executive Stock among Executive's Family Group; provided that such restrictions will continue to be applicable to the Executive Stock after any such transfer and the transferees of such Executive Stock have agreed in writing to be bound by the provisions of this Agreement.

                  (c) TERMINATION OF RESTRICTIONS. The restrictions on the Transfer of shares of Executive Stock set forth in this Section 4 will continue with respect to each share of Executive Stock until the date on which such Executive Stock has been transferred in a transaction permitted by this Section 4 (except in a transaction contemplated by Section 4(b)); provided that in any event such restrictions will terminate on a Sale of the Company.

         5. ADDITIONAL RESTRICTIONS ON TRANSFER OF EXECUTIVE STOCK.

                  (a) LEGEND. The certificates representing the Executive Stock will bear a legend in substantially the following form:

"THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR AN EXEMPTION FROM REGISTRATION THEREUNDER. THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE ALSO SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER, CERTAIN REPURCHASE OPTIONS AND CERTAIN OTHER AGREEMENTS SET FORTH IN A SENIOR MANAGEMENT AGREEMENT BETWEEN THE COMPANY AND AN EXECUTIVE OF THE COMPANY DATED AS OF JUNE 29,1998. A COPY OF SUCH AGREEMENT MAY BE OBTAINED BY THE HOLDER HEREOF AT THE COMPANY'S PRINCIPAL PLACE OF BUSINESS WITHOUT CHARGE."

                  (b) OPINION OF COUNSEL. No holder of Executive Stock may sell, transfer or dispose of any Executive Stock (except pursuant to an effective registration statement under the Securities Act) without first delivering to the Company an opinion of counsel (reasonably acceptable in form and substance to the Company) that neither registration nor qualification under the Securities Act and applicable state securities laws is required in connection with such transfer.

                        PROVISIONS RELATING TO EMPLOYMENT

         6. EMPLOYMENT. The Company agrees to employ Executive and Executive accepts such employment for the period beginning as of the date hereof and ending upon his separation pursuant to Section 6(c) hereof (the "EMPLOYMENT PERIOD").

                  (a) POSITION AND DUTIES. During the Employment Period, Executive shall serve as the Senior Vice President, Software Development Services of the Company and shall have the normal duties, responsibilities and authority of the Senior Vice President, Software Development Services, subject to the power of the Board to expand or limit such duties, responsibilities and authority and to override actions of the Senior Vice President, Software Development Services. Executive shall report to the President and Executive shall devote his best efforts and of his full business time and attention to the business and affairs of the Company and its subsidiaries.

                  (b) SALARY, BONUS AND BENEFITS. During the Employment Period, the Company will pay Executive a base salary (the "ANNUAL BASE SALARY") of $160,000 per annum, subject to any increase as determined by the Board based upon the Company's achievements of budgetary and other objectives set by the Board. In addition, Executive shall be eligible to receive a bonus of up to fifty (50%) percent of the Annual Base Salary based upon the Company's achievement of budgetary and other objectives set by the Board. Executive's Annual Base Salary for any partial year will be prorated based upon the number of days elapsed in such year. In addition, during the Employment Period, Executive will be entitled to such other benefits approved by the Board and made available to the Company's senior management.

                  (c) SEPARATION. Executive's employment by the Company will continue until Executive's resignation, disability (as determined by the Board in its good faith judgment) or death or until the Board terminates Executive's employment for any reason or without any reason. If the Employment Period is terminated by the Board without Cause, subject to the provisions of this Agreement, Executive shall be entitled to receive his Annual Base Salary and his life insurance, medical insurance and disability insurance benefits (but no bonuses or other fringe benefits) through the end of the Noncompete Period (as defined below in Section 8, including any extensions pursuant to Section 8(a)) (such payment, the "SEVERANCE PAYMENT") payable in accordance with normal payroll practices.

         7. CONFIDENTIAL INFORMATION.

                  (a) Executive acknowledges that the Company and its Subsidiaries are engaged in the business of acquiring businesses that provide electronic commerce services and operating those businesses after their acquisition (the "BUSINESS"). Executive further acknowledges that the Business and its continued success depend upon the use and protection of a large body of confidential and proprietary information, and that he holds a position of trust and confidence by virtue of which he necessarily possesses, has access to and, as a consequence of his signing this Agreement, will continue to possess and have access to, highly valuable, confidential and proprietary information of the Company and its Subsidiaries not known to the public in general, and that it would be improper for him to make use of this information for the benefit of himself and others. All of such confidential and proprietary information now existing or to be developed in the future will be referred to in this Agreement as "CONFIDENTIAL INFORMATION." This includes, without specific limitation, information relating to the nature and operation of the Business, the persons, firms and corporations which are customers or active prospects of the Company during Executive's employment by the Company, the Company's development transition and transformation plans, methodology and methods of doing business, strategic, acquisition, marketing and expansion plans, including plans regarding planned and potential acquisitions and sales, financial and business plans, employee lists, numbers and location of sales representatives, new and existing programs and services (and those under development), prices and terms, customer service, integration processes requirements, costs of providing service, support and equipment and equipment maintenance costs. Confidential

Information shall not include any information that has become generally known to and available for use by the public other than as a result of Executive's acts or omissions.

                  (b) Disclosure of any Confidential Information of the Company shall not be prohibited if such disclosure is directly pursuant to a valid and existing order of a court or other governmental body or agency within the United States; provided, however, that (i) Executive shall first have given prompt notice to the Company of any such possible or prospective order (or proceeding pursuant to which any such order may result) and (ii) Executive shall afford the Company a reasonable opportunity to prevent or limit any such disclosure.

                  (c) During the Employment Period and at all times thereafter, Executive will preserve and protect as confidential all of the Confidential Information known to Executive or at any time in Executive's possession or control. In addition, during the Employment Period and at all times thereafter, Executive will not disclose to any unauthorized person or use for his own account any of such Confidential Information without the Board's written consent. Executive agrees to deliver to the Company at a Separation, or at any other time the Company may request in writing, all memoranda, notes, plans, records, reports and other documents (and copies thereof) containing or otherwise relating to any of the Confidential Information (including, without limitation, all acquisition prospects, lists and contact information) which he may then possess or have under his control. Executive acknowledges that all such memoranda, notes, plans, records, reports and other documents are and at all times will be and remain the property of the Company.

                  (d) Executive will fully comply with any agreement reasonably required by any of the Company's affiliates, business partners, suppliers or contractors with respect to the protection of the confidential and proprietary information of such entities.

         8. NONCOMPETITION AND NONSOLICITATION. Executive acknowledges that in the course of his employment with the Company he will become familiar with the Confidential Information concerning the Company and such Subsidiaries and that his services will be of special, unique and extraordinary value to the Company. Executive agrees that the Company has a protectable interest in the Confidential Information acquired by Executive during the course of his employment with the Company. Therefore, Executive agrees that:

                  (a) NONCOMPETITION. So long as Executive is employed or affiliated with the Company or any Subsidiary and for an additional (i) two years thereafter, in the event the Employment Period is terminated as a result of Executive's resignation or is terminated with Cause or (11) one year thereafter, in the event the Employment Period is terminated without Cause (the "NONCOMPETE PERIOD"), he shall not, anywhere in the United States, directly or indirectly own, manage, control, participate in, consult with, render services for, or in any manner engage in the Business or any other business engaged in by the Company at the time of Separation; provided that in the event of a termination without Cause, the Board may extend the Noncompete Period for an additional one-year term by giving notice to Executive ninety (90) days prior to the end of the then existing Noncompete Period.

                  (b) NONSOLICITATION. During the Noncompete Period, Executive shall not directly or indirectly through another entity (i) induce or attempt to induce any employee of the Company or any of its Subsidiaries to leave the employ of the Company or such Subsidiary, or in any way interfere with the relationship between the Company or any of its Subsidiaries and any employee thereof, (ii) hire any person who was an employee of the Company or any of its Subsidiaries within 180 days prior to the time such employee was hired by the Executive, (iii) induce or attempt to induce any owner of a site location, customer, supplier, licensee or other business relation of the Company or any of its Subsidiaries to cease doing business with the Company or such Subsidiary or in any way interfere with the relationship between any such customer, supplier, licensee or business relation and the Company or any of its Subsidiaries or (iv) directly or indirectly acquire or attempt to acquire an interest in any business relating to the business of the Company or any of its Subsidiaries and with which the Company or any of its Subsidiaries has entertained discussions or has requested and received information relating to the acquisition of such business by the Company or any of its Subsidiaries in the two-year period immediately preceding a Separation.

                  (c) ENFORCEMENT. If, at the time of enforcement of Section 7 or 8 of this Agreement, a court holds that the restrictions stated herein are unreasonable under circumstances then existing, the parties hereto agree that the maximum duration, scope or geographical area reasonable under such circumstances shall be substituted for the stated period, scope or area and that the court shall be allowed to revise the restrictions contained herein to cover the maximum duration, scope and area permitted by law. Because Executive's services are unique and because Executive has access to Confidential Information, the parties hereto agree that money damages would be an inadequate remedy for any breach of this Agreement. Therefore, in the event of a breach or threatened breach of Section 7 or Section 8 of this Agreement, the Company or any of its successors or assigns shall, in addition to other rights and remedies existing in its favor, be entitled to specific performance and/or injunctive or other relief in order to enforce, or prevent any violations of, the provisions of Section 7 or Section 8 from any court of competent jurisdiction.

                  (d) ADDITIONAL ACKNOWLEDGMENTS. Executive acknowledges that the provisions of this Section are in consideration of: (i) employment with the Company and (ii) additional good and valuable consideration as set forth in this Agreement. Executive expressly agrees and acknowledges that the restrictions contained in Sections 7 and 8 do not preclude Executive from earning a livelihood, nor does it unreasonably impose limitations on Executive's ability to earn a living. In addition, Executive agrees and acknowledges that the potential harm to the Company of its non-enforcement outweighs any harm to the Executive of its enforcement by injunction or otherwise. Executive acknowledges that he has carefully read this Agreement and has given careful consideration to the restraints imposed upon the Executive by this Agreement, and is in full accord as to their necessity for the reasonable and proper protection of the Confidential Information. Executive expressly acknowledges and agrees that each and every restraint imposed by this Agreement is reasonable with respect to subject matter, time period and geographical area.

                               GENERAL PROVISIONS

         9. DEFINITIONS.

         "AFFILIATE" or "AFFILIATES" of an Investor means any direct or indirect general or limited partner of such Investor, or any employee or owner thereof, or any other person, entity or investment fund controlling, controlled by or under common control with such Investor.

         "CAUSE" means (i) the commission of a felony or a crime involving moral turpitude or the commission of any other act or omission involving dishonesty or fraud with respect to the Company or any of its Subsidiaries or any of their customers or suppliers, (ii) conduct tending to bring the Company or any of its Subsidiaries into substantial public disgrace or disrepute, (iii) substantial and repeated failure to perform duties of the office held by Executive as reasonably directed by the Board, (iv) gross negligence or willful misconduct with respect to the Company or any of its Subsidiaries or (v) any breach of
Section 7 or 8 of this Agreement.

         "EXECUTIVE'S FAMILY GROUP" means Executive's spouse and descendants (whether natural or adopted), any trust solely for the benefit of Executive and/or Executive's spouse and/or descendants and any retirement plan for the Executive.

         "EXECUTIVE STOCK" will continue to be Executive Stock in the hands of any holder other than Executive (except for the Company and the Investors and except for transferees in a Public Sale), and except as otherwise provided herein, each such other holder of Executive Stock will succeed to all rights and obligations attributable to Executive as a holder of Executive Stock hereunder. Executive Stock will also include shares of the Company's capital stock issued with respect to Executive Stock by way of a stock split, stock dividend or other recapitalization.

         "FAIR MARKET VALUE" of each share of Executive Stock means the average of the closing prices of the sales of the Common Stock on all securities exchanges on which such Common Stock may at the time be listed, or, if there have been no sales on any such exchange on any day, the average of the highest bid and lowest asked prices on all such exchanges at the end of such day, or, if on any day such Common Stock is not so listed, the average of the representative bid and asked prices quoted in the NASDAQ System as of 4:00 P.M., New York time, or, if on any day such Common Stock is not quoted in the NASDAQ System, of the average of the highest bid and lowest asked prices on such day in the domestic over-the-counter market as reported by the National Quotation Bureau Incorporated, or any similar successor organization, in each such case averaged over a period of 21 days consisting of the day as of which the Fair Market Value is being determined and the 20 consecutive business days prior to such day. If at any time such Common Stock is not listed on any securities exchange or quoted in the NASDAQ System or the over-the-counter market, the Fair Market Value will be the fair value of such Common Stock determined in good faith by the Board (the "BOARD CALCULATION"). If the Executive reasonably disagrees with the Board Calculation, the Executive may, within 30 days after receipt of the Board Calculation, deliver a notice (an "OBJECTION NOTICE") to the Company setting forth the Executive's calculation of Fair Market Value. The Board and the Executive will negotiate in good faith to agree on such Fair Market Value, but if such agreement is not reached within 30 days after the Company has received the Objection Notice, Fair Market Value shall be determined by an appraiser jointly selected by the Board and the Executive, which appraiser shall submit to the Board and the Executive a report within 30 days of its engagement setting forth such determination. If the parties are unable to agree on an appraiser within 45 days after the Company has received the Objection Notice, within seven days, each party shall submit the names of four nationally recognized investment banking firms, and each party shall be entitled to strike two names from the other party's list of firms, and the appraiser shall be selected by lot from the remaining four investment banking firms. The expenses of such appraiser shall be borne by the Executive unless the appraiser's valuation is not less than 10% greater than the amount determined by the Board, in which case, the costs of the appraiser shall be borne by the Company. The determination of such appraiser shall be final and binding upon all parties. If the Repurchase Option is exercised within 90 days after a Separation, then Fair Market Value shall be determined as of the date of such Separation; thereafter, Fair Market Value shall be determined as of the date the Repurchase Option is exercised.

         "ORIGINAL COST" means, with respect to each share of Additional Stock purchased hereunder, $0.1055, and with respect to each share of Carried Stock, $0.2505 (as proportionately adjusted for all subsequent stock splits, stock dividends and other recapitalizations).

         "PERSON" means an individual, a partnership, a limited liability company, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof

         "PUBLIC OFFERING" means the sale in an under-written public offering registered under the Securities Act of shares of the Company's Common Stock approved by the Board.

         "PUBLIC SALE" means (i) any sale pursuant to a registered public offering under the Securities Act or (ii) any sale to the public pursuant to Rule 144 promulgated under the Securities Act effected through a broker, dealer or market maker (other than pursuant to Rule 144(k)).

         "SALE OF THE COMPANY" means any transaction or series of transactions pursuant to which any person(s) or entity(ies) other than the Investors and its Affiliates in the aggregate acquire(s) (i) capital stock of the Company possessing the voting power (other than voting rights accruing only in the event of a default, breach or event of noncompliance) to elect a majority of the Company's board of directors (whether by merger, consolidation, reorganization, combination, sale or transfer of the Company's capital stock, shareholder or voting agreement, proxy, power of attorney or otherwise) or (ii) all or substantially all of the Company's assets determined on a consolidated basis; provided that the term "SALE OF THE COMPANY" shall not include a Public Offering.

         "SECURITIES ACT" means the Securities Act of 1933, as amended from time to time.

         "STOCKHOLDERS AGREEMENT" means the Stockholders Agreement of even date herewith among the Company and certain of its stockholders.

         "SUBSIDIARY" means any corporation of which fifty percent (50%) or more of the securities having ordinary voting power in electing the board of directors are, at the time as of which any determination is being made, owned by the Company either directly or through one or more Subsidiaries. The term Subsidiary shall also include any joint venture arrangement between the Company and any other entity, including, without limitation, the Company's joint venture arrangement with Commerce Direct International, Inc., a Delaware corporation.

         "TRANSFER" means to sell, transfer, assign, pledge or otherwise dispose of (whether with or without consideration and whether voluntarily or involuntarily or by operation of law).

         10. NOTICES. Any notice provided for in this Agreement must be in writing and must be either personally delivered, mailed by first class mail (postage prepaid and return receipt requested) or sent by reputable overnight courier service (charges prepaid) to the recipient at the address below indicated:

         If to the Company:

                  AppNet Systems, Inc.
                  6700A Rockledge Drive
                  Suite 525
                  Bethesda, MD 20817
                  Attention: President

         with a copy to:

                  GTCR Golder Rauner, L.L.C.
                  6100 Sears Tower
                  Chicago, Illinois 60606-6402
                  Attention: Bruce V. Rauner
                             Philip A. Canfield

         and

                  Kirkland & Ellis
                  200 East Randolph
                  Chicago, Illinois 60601
                  Attention: Stephen L. Ritchie

         and

                  Tucker, Flyer & Lewis
                  1615 L Street, N.W.,
                  Suite 400
                  Washington, D.C. 20036-5612
                  Attention: Arthur E. Cirulnick

         If to the Executive:

                  Robert G. Harvey
                  785 Fox River Drive
                  Bloomfield Hills, MI 48304

         If to the Investors:

                  GTCR Golder Rauner, L.L.C.
                  6100 Sears Tower
                  Chicago, Illinois 60606-6402
                  Attention: Bruce V. Rauner
                             Philip A. Canfield

         and

                  Smart Technology, L.L.C.
                  10201 Norton Road
                  Potomac, MD 20854

         with a copy to:

                  Kirkland & Ellis
                  200 East Randolph Drive
                  Chicago, Illinois 60601
                  Attention: Stephen L. Ritchie

         and

                  Tucker, Flyer & Lewis
                  1615 L Street, N.W.,
                  Suite 400
                  Washington, D.C. 20036-5612
                  Attention: Arthur E. Cirulnick

or such other address or to the attention of such other person as the recipient party shall have specified by prior written notice to the sending party. Any notice under this Agreement will be deemed to have been given when so delivered or sent or, if mailed, five days after deposit in the U.S. mail.

         11. GENERAL PROVISIONS.

                  (a) EXPENSES. Each of the Company and the Executive shall pay its or his legal, accounting and other expenses incurred in connection with the negotiation and execution of this Agreement and the consummation of the transactions contemplated by this Agreement.

                  (b) TRANSFERS IN VIOLATION OF AGREEMENT. Any Transfer or attempted Transfer of any Executive Stock in violation of any provision of this Agreement shall be void, and the Company shall not record such Transfer on its books or treat any purported transferee of such Executive Stock as the owner of such stock for any purpose.

                  (c) SEVERABILITY. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, but this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

                  (d) INTENDED THIRD-PARTY BENEFICIARIES. The Investors are intended to be third-party beneficiaries to this entire Agreement and the rights and obligations of the parties hereto. It is understood and agreed by the parties hereto that this Agreement shall be enforceable by GTCR and, provided GTCR is seeking to enforce substantially the same rights, the other Investor(s) in accordance with its terms as though each of the Investors were a party to every provision hereof. Except as expressly provided herein, no other third parties are intended by the parties hereto to be beneficiaries hereof.

                  (e) COMPLETE AGREEMENT. This Agreement, those documents expressly referred to herein and other documents of even date herewith embody the complete agreement and understanding among the parties and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way, including, without limitation, the agreement between the Company and Executive dated as of March 1, 1998 relating to his compensation.

                  (f) COUNTERPARTS. This Agreement may be executed in separate counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same agreement.

                  (g) SUCCESSORS AND ASSIGNS. Except as otherwise provided herein, this Agreement shall bind and inure to the benefit of and be enforceable by Executive, the Company, the Investors and their respective successors and assigns (including subsequent holders of Executive Stock); provided that the rights and obligations of Executive under this Agreement shall not be assignable except in connection with a permitted transfer of Executive Stock hereunder. The rights and obligations of GTCR under this Agreement may be assigned at any time, in whole or in part, to any investment fund managed by GTCR, or any successor thereto; provided that such assignment occurs in the manner provided in the Purchase Agreement.

                  (h) CHOICE OF LAW. The corporate law of the State of Delaware will govern all questions concerning the relative rights of the Company and its stockholders. All other questions concerning the construction, validity and interpretation of this Agreement and the exhibits hereto will be governed by and construed in accordance with the internal laws of the State of Maryland, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Maryland or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Maryland.

                  (i) REMEDIES. Each of the parties to this Agreement (including the Investors) will be entitled to enforce its rights under this Agreement specifically, to recover damages and costs (including attorney's fees) caused by any breach of any provision of this Agreement and to exercise all other rights existing in its favor. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any party may in its sole discretion apply to any court of law or equity of competent jurisdiction (without posting any bond or deposit) for specific performance and/or other injunctive relief in order to enforce or prevent any violations of the provisions of this Agreement.

                  (j) AMENDMENT AND WAIVER. The provisions of this Agreement may be amended and waived only with the nor written consent of the Company and the Executive.

                  (k) BUSINESS DAYS. If any time period for giving notice or taking action hereunder expires on a day which is a Saturday, Sunday or holiday in the state in which the Company's chief executive office is located, the time period shall be automatically extended to the business day immediately following such Saturday, Sunday or holiday.

                  (l) TERMINATION. This Agreement (except for the provisions of
Section 6) shall survive a Separation and shall remain in full force and effect after such Separation.

                  (m) ADJUSTMENTS OF NUMBERS. All numbers set forth herein which refer to share prices or amounts will be appropriately adjusted to reflect stock splits, stock dividends, combinations of shares and other recapitalizations affecting the subject class of stock.

         IN WITNESS WHEREOF, the parties hereto have executed this Senior Management Agreement on the date first written above.

                                   APPNET SYSTEMS, INC.



                                   By:  /s/ Ken S. Bajaj
                                    -------------------------------
                                   Name: Ken S. Bajaj
                                   Its:  Chairman and President



                                   /s/ Robert G. Harvey
                                    -------------------------------
                                   Robert G. Harvey